UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2013

KCG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-54991	38-3898306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

545 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On July 1, 2013, Knight Capital Group, Inc. (“Knight”) merged with and into Knight Acquisition Corp., a wholly-owned subsidiary of KCG Holdings, Inc. (“KCG”), with Knight surviving the merger, GETCO Holding Company, LLC (together with its subsidiaries, “GETCO”) merged with and into GETCO Acquisition, LLC, a wholly-owned subsidiary of KCG, with GETCO surviving the merger and GA-GTCO, LLC, a unitholder of GETCO, merged with and into GA-GTCO Acquisition, LLC, a wholly-owned subsidiary of KCG, with GA-GTCO Acquisition, LLC surviving the merger (collectively, the “Mergers”), in each case, pursuant to the Amended and Restated Agreement and Plan of Mergers, dated as of December 19, 2012 and amended and restated as of April 15, 2013 (the “Merger Agreement”). Following the Mergers, each of Knight and GETCO Holding Company, LLC became wholly-owned subsidiaries of KCG.

Item 2.02 Results of Operations and Financial Condition

Upon consummation of the Mergers, KCG recognized a one-time gain of $128.0 million from GETCO’s strategic investment in Knight. KCG’s previously announced third quarter earnings did not reflect this non-cash accounting gain. Prior to the Mergers, GETCO held a strategic investment in Knight which it treated as an available-for-sale security, which it recorded at fair value with gains or losses recorded in other comprehensive income within Equity. On the acquisition date, as a result of the Mergers, KCG reversed the cumulative gain that GETCO had recorded in other comprehensive income and recognized a one-time, non-cash gain of $128.0 million in its Consolidated Statement of Operations.

As a result of the inclusion of the gain, the Company reported Net income of $226.8 million and Diluted earnings per share of $1.98 for the three months ended September 30, 2013 within its Form 10-Q, as compared to Net income of $98.9 million and Diluted earnings per share of $0.86 as originally reported in the press release. The gain is included in Investment income and other, net within total revenues. Please refer to Exhibit 99.1 for revised financial schedules that were previously included in KCG’s earnings press release included in the Current Report on Form 8-K originally filed on October 30, 2013. KCG’s Form 10-Q, which is being filed today, reflects the correct treatment of the accounting gain.

The information contained in this Item 2.02 (including Exhibit 99.1) is deemed filed for all purposes of the Securities Exchange Act of 1934.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 11, 2013, KCG management and the Finance and Audit Committee of the Board of Directors concluded, after discussion with the Company’s independent registered public accounting firm (PricewaterhouseCoopers LLP), that, due to classification errors in GETCO’s presentation of Members’ Equity and cash flows and an error in reporting certain noncash compensation, the following financial statements of GETCO should no longer be relied upon:

•	Consolidated Financial Statements for the nine months ended September 30, 2012 and 2011 included in the Form S-4 Registration Statement originally filed on February 12, 2013

•	Consolidated Financial Statements for the years ended December 31, 2012, 2011 and 2010 included in the Form S-4 Registration Statement originally filed on April 15, 2013

•	Consolidated Financial Statements for the three months ended March 31, 2013 and 2012 included in the Form S-4 Registration Statement originally filed on May 13, 2013

•	Consolidated Financial Statements for the three and six months ended June 30, 2013 and 2012 included in the Current Report on Form 8-K originally filed on August 9, 2013

The financial statements for each of the above periods included an error related to the classification of redeemable preferred equity interests which had been incorrectly reported within Members’ Equity. The holder of these preferred interests could have required their redemption in certain circumstances outside of the control of the Company and, as such they have been reclassified as mezzanine equity instead of a component of Members’ Equity. GETCO’s Consolidated Statements of Financial Condition and Consolidated Statements of Changes in Members’ Equity for each of the above periods are being restated to correct this classification error, which resulted in a reduction in Members’ Equity and a corresponding increase in Redeemable Preferred Member’s Equity of between $289.6 million and $338.0 million for the affected periods. This classification error did not result in any changes in reported net income or loss for any of the affected periods; however, the reclassification did result in the restatement of earnings allocated to common units for each such period and related earnings per unit disclosures.

GETCO’s Consolidated Statements of Cash Flows for the nine months ended September 30, 2012 and September 30, 2011, and for the year ended December 31, 2011, each contained errors in reporting cash flows from certain operating and financing activities related to unit compensation awards and members’ distributions. These errors led to the misclassification of cash flows between operating and financing activities for the affected periods. The correction of these errors resulted in an increase in cash used in operating activities of approximately $71.2 million, $9.8 million, and $12.8 million for the nine months ended September 30, 2012 and 2011, and year ended December 31, 2011, respectively, with an offsetting decrease in cash used in financing activities. These errors had no impact on the “net decrease in cash and cash equivalents” previously reported on the Consolidated Statements of Cash Flows for the affected periods, and the resulting restatements have no impact on the total end-of-period cash and cash equivalents reported on the Consolidated Statement of Cash Flows.

GETCO’s Consolidated Statements of Comprehensive (Loss) Income for the three and six months ended June 30, 2013 are being restated to include a noncash compensation charge of $7.1 million relating to the conversion of GETCO units into shares of KCG as a result of the Mergers. Certain significant owners of GETCO units agreed to a conversion ratio into KCG shares in the Mergers that were less favorable than the conversion ratio to which they were contractually entitled. The intended effect of the agreement increased the merger conversion ratio of other owners, some of whom were GETCO employees at the time of the Mergers. This variation of conversion ratios is treated as a capital contribution of $7.1 million by the significant owners who received a less favorable conversion ratio and $7.1 million of noncash compensation to the employees who received a more favorable exchange ratio. GETCO’s Consolidated Statements of Comprehensive (Loss) Income for the three and six months ended June 30, 2013 are being restated to include a noncash compensation charge of $7.1 million as result of this error. GETCO’s Consolidated Statement of Changes in Members’ Equity and Statements of Cash Flows for the six months ended June 30, 2013 are also being restated to reflect an additional $7.1 million capital contribution and $7.1 million of additional noncash compensation as a result of this error.

As a result of these restatements, KCG’s management has concluded that there were material weaknesses in GETCO’s financial statement preparation processes and the related disclosure controls for each of the affected periods. Due to the strategic business combination with Knight that was completed on July 1, 2013, and based on relevant SEC guidance, GETCO will be excluded from KCG management’s assessment of Internal Controls over Financial Reporting for the year ending December 31, 2013.

Exhibit 99.2, Exhibit 99.3, Exhibit 99.4 and Exhibit 99.5 to this Current Report on Form 8-K contain information with respect to the operations of GETCO Holding Company, LLC and its Subsidiaries as of and for the periods ended September 30, 2012, December 31, 2012, March 31, 2013 and June 30, 2013, respectively.

Beginning with the third quarter of 2013, the quarter in which the Mergers were completed and KCG began operations, KCG will report on a consolidated basis, including the legacy operations of Knight and GETCO. As GETCO is the accounting acquirer, all historical financial information will be that of GETCO.

Except as otherwise indicated herein, the information contained within Exhibit 99.2, Exhibit 99.3, Exhibit 99.4 and Exhibit 99.5 to this Current Report on Form 8-K relates only to the operations of GETCO as of and for the periods ended September 30, 2012, December 31, 2012, March 31, 2013 and June 30, 2013, respectively. All references to “the Company,” “we,” “our” or “GETCO” in Exhibit 99.2, Exhibit 99.3, Exhibit 99.4 and Exhibit 99.5 of this Current Report on Form 8-K relate solely to GETCO Holding Company, LLC and its Subsidiaries, and not KCG.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 Revised Financial Schedules—Reflecting a one-time gain from GETCO’s strategic investment in Knight Capital Group, Inc. of $128.0 million, these financial schedules were included in the Current Report on the Form 8-K, originally filed by KCG on October 30, 2013.

Exhibit 99.2 Unaudited Consolidated Statements of Financial Condition of GETCO as of September 30, 2012 and December 31, 2011, the unaudited Consolidated Statements of Comprehensive Income and Cash Flows for the nine months ended September 30, 2012 and September 30, 2011 and the unaudited Consolidated Statements of Changes in Redeemable Preferred Member’s Equity and Members’ Equity for the nine months ended September 30, 2012 and September 30, 2011. These are restatements of financial statements that were originally included in the Form S-4 Registration Statement, filed by KCG on February 12, 2013.

Exhibit 99.3 Audited Consolidated Statements of Financial Condition of GETCO as of December 31, 2012 and December 31, 2011, the audited Consolidated Statements of Comprehensive Income and Cash Flows for the years ended December 31, 2012 December 31, 2011, and December 31, 2010 and the audited Consolidated Statement of Changes in Redeemable Preferred Member’s Equity and Members’ Equity for the years ended December 31, 2012, December 31, 2011 and December 31, 2010. These are restatements of financial statements that were originally included in the Form S-4 Registration Statement, filed by KCG on April 15, 2013.

Exhibit 99.4 Unaudited Consolidated Statements of Financial Condition of GETCO as of March 31, 2013 and December 31, 2012, the unaudited Consolidated Statements of Comprehensive Income and Cash Flows for the three months ended March 31, 2013 and March 31, 2012, and the unaudited Consolidated Statement of Changes in Redeemable Preferred Member’s Equity and Members’ Equity for the three months ended March 31, 2013 and March 31, 2012. These are restatements of financial statements that were originally included in the Form S-4 Registration Statement, filed by KCG on May 13, 2013.

Exhibit 99.5 Unaudited Consolidated Statements of Financial Condition of GETCO as of June 30, 2013 and December 31, 2012, the unaudited Consolidated Statements of Comprehensive Income (Loss) for the three and six months ended June 30, 2013 and June 30, 2012 and Cash Flows for the six months ended June 30, 2013 and June 30, 2012, and the unaudited Consolidated Statement of Changes in Redeemable Preferred Member’s Equity and Members’ Equity for the six months ended June 30, 2013. Unaudited Management’s Discussion and Analysis of GETCO’s financial condition as of June 30, 2013 and December 31, 2012 and results of operations for the three and six months ended June 30, 2013 and 2012. These are restatements of financial statements that were originally included in the Current Report on the Form 8-K, filed by KCG on August 9, 2013.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Revised Financial Schedules—Reflecting a one-time gain from GETCO’s strategic investment in Knight Capital Group, Inc of $128.0 million.

99.2	Unaudited Consolidated Statements of Financial Condition of GETCO as of September 30, 2012 and December 31, 2011, the unaudited Consolidated Statements of Comprehensive Income and Cash Flows for the nine months ended September 30, 2012 and September 30, 2011 and the unaudited Consolidated Statements of Changes in Redeemable Preferred Member’s Equity and Members’ Equity for the nine months ended September 30, 2012 and September 30, 2011.

99.3	Audited Consolidated Statement of Financial Condition of GETCO as of December 31, 2012 and December 31, 2011, the audited Consolidated Statements of Comprehensive Income and Cash Flows for the years ended December 31, 2012, December 31, 2011 and December 31, 2010 and the audited Consolidated Statement of Changes in Redeemable Preferred Member’s Equity and Members’ Equity for the years ended December 31, 2012 and December 31, 2011 and December 31, 2010.

99.4	Unaudited Consolidated Statement of Financial Condition of GETCO as of March 31, 2013 and December 31, 2012, the unaudited Consolidated Statements of Comprehensive Income and Cash Flows for the three months ended March 31, 2013 and March 31, 2012, and the unaudited Consolidated Statement of Changes in Redeemable Preferred Member’s Equity and Members’ Equity for the three months ended March 31, 2013 and March 31, 2012.

99.5	Unaudited Consolidated Statements of Financial Condition of GETCO as of June 30, 2013 and December 31, 2012, the unaudited Consolidated Statements of Comprehensive (Loss) Income and Cash Flows for the six months ended June 30, 2013 and June 30, 2012, and the unaudited Consolidated Statement of Changes in Redeemable Preferred Members’ Equity and Members’ Equity for the six months ended June 30, 2013. Unaudited Management’s Discussion and Analysis of GETCO’s financial condition as of June 30, 2013 and December 31, 2012 and results of operations for the three and six months ended June 30, 2013 and 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated: November 12, 2013

KCG HOLDINGS, INC.

By:	/s/ John McCarthy
Name:	John McCarthy
Title:	General Counsel and Corporate Secretary